UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  November 21, 1994



                    AMERICAN CYANAMID COMPANY
       (Exact name of registrant as specified in charter)



                 Commission file number  1-3426



           MAINE                                    13-0430890
(State or Other Jurisdiction of                (I.R.S.  Employer
Incorporation or Organization                  Identification No.)



               ONE CYANAMID PLAZA, WAYNE, NJ 07470
            (Address of principal executive offices)



                         (201) 831-2000
      (Registrant's telephone number, including area code)

Items 1 and 2.      Change in Control of Registrant; Acquisition
                    or Disposition of Assets.

     On November 21, 1994, American Home Products Corporation ("AHP") completed its previously announced tender offer (the "Offer") for all the outstanding shares of common stock of American Cyanamid Company ("Cyanamid") pursuant to the provisions of the Agreement and Plan of Merger dated August 17, 1994, as amended (the "Merger Agreement") among AHP, AC Acquisition Corp., an indirect wholly-owned subsidiary of AHP, and Cyanamid.

     89,559,795 shares of common stock (or 97.6% of the voting securities of Cyanamid) were purchased by AC Acquisition Corp. in the Offer and the remaining common stock will be acquired in a merger (the "Merger") pursuant to the Merger Agreement as soon as practicable. The aggregate amount paid, and to be paid, to acquire all of the Cyanamid shares at $101 per share pursuant to the Offer and the Merger (together, the "Acquisition") and to pay related fees and expenses is approximately $9.6 billion (including approximately $220.9 million to be paid for shares to be acquired by operation of the Merger) and is being initially financed through the sale by AHP and certain of its subsidiaries of short-term privately placed notes and with the Company's general corporate funds. AHP has in place a $7.0 billion, 364-day bank credit facility and a $3.0 billion, 5 year bank credit facility. These credit facilities are available to support AHP's privately placed notes.

     On November 22, 1994, as contemplated by the Merger Agreement, nine out of eleven directors (including two directors who were also officers of Cyanamid) of Cyanamid resigned. In turn, eight AHP employees were elected to serve as directors of Cyanamid. Pursuant to the Merger Agreement and prior to the date on which the filing of the Articles of Merger by the Secretary of State of the State of Maine and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, any amendment of the Merger Agreement or the Restated Articles of Incorporation or By-Laws of Cyanamid, any termination of the Merger Agreement by Cyanamid, any extension by Cyanamid of the time for the performance of any of the obligations or other acts of AC Acquisition Corp. or waiver of any of Cyanamid's rights hereunder, and any other consent or action by the Board of Directors hereunder, requires the concurrence of a majority (which shall be at least two) of the directors of Cyanamid then in office who are neither designated by AC Acquisition Corp. nor are employees of Cyanamid.

     On November 22, 1994, all of the officers of Cyanamid (except the Secretary) resigned. AHP employees were elected to serve as officers of Cyanamid. On November 22, 1994, the percentage of shares beneficially owned by all the directors and officers of Cyanamid did not exceed one percent of the outstanding shares of common stock.
                              - 3 -

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMERICAN CYANAMID COMPANY
                                   (Registrant)



                                   By: A. C. Brennan
                                       A. C. Brennan
                                       Secretary

December 6, 1994
8-K.CNF